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                                                                   EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-953 and 333-63547) and on Form S-8 (Registration No. 333-90107) of the Trust of our reports, dated March 7, 2001, relating to the consolidated financial statements and financial statement schedule as of December 31, 2000 and for each of the two years in the period then ended included in this Form 10-K.




                                                         /s/ Arthur Andersen LLP

Cleveland, Ohio,
 March 28, 2002.




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